Exhibit 99.01

EVERGREENBANCORP ANNOUNCES FDIC RECEIVERSHIP

OF ITS BANK SUBSIDIARY, EVERGREENBANK

EVERGREENBANCORP – January 22, 2010 – EvergreenBancorp, Inc. (OTCBB: EVGG), the bank holding company for EvergreenBank, today announced that EvergreenBank was closed this afternoon by the State of Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation (the “FDIC”) has been appointed as receiver of EvergreenBank.

Beginning on January 25, 2010, the 7 branch offices of the EvergreenBank will reopen as branches of Umpqua Bank. Customers who have questions about the closure of EvergreenBank may visit the FDIC’s web site at http://www.fdic.gov or call the FDIC toll-free at 1-800-528-6215.

The Company’s shares of EvergreenBank were its principal asset. Accordingly, as a result of the Company’s current financial condition, the board of directors of the company is considering its alternatives, including the dissolution and winding up of the Company by its board of directors under Washington law or filing a voluntary petition seeking relief under the United States Bankruptcy Code.

Any questions should be directed to Gerald Hatler, President and Chief Executive Officer of EvergreenBancorp at

206-290-9501.